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                                                                Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-21177 of Westminster Capital, Inc. on Form S-8 of our report dated March 15, 1999, appearing in this Annual Report on Form 10-K of Westminster Capital, Inc. for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP

Los Angeles, California
April 8, 1999